Form C

Cover Page

Name of issuer:

Somogyi AgTech LLC dba Anikona Farm

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: HI

Date of organization: 8/27/2013

Physical address of issuer:

75-1181 Keopu Mauka Drive
Holualoa HI 96725

Website of issuer:

http://www.anikona.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

6/16/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$168,720.00	$177,840.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$1,361.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$7,234.00	$0.00
Net Income:	($61,143.00)	($50,593.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Somogyi AgTech LLC dba Anikona Farm

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Aniko Somogyi	VP	Anikona Farm	2013
Christopher P. Somogyi	Strategy Consultant	ScaleOut	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Aniko Somogyi	Vice President	2013
Christopher P. Somogyi	President	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Christopher P. Somogyi	N/A	51.0
Anna Somogyi	N/A	29.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

A downturn in econcomic conditions could adversely impact the market for premium coffee products such as ours.

Larger, more recognizable coffee and food companies, with significantly greater financial and marketing resources, could decide to enter our super-premium market, which could harm our sales.

Growth in the premium coffee market (and other factors that drive up property values in our area) could make it harder and more expensive for us to secure rights to additional land for expansion capacity, which could limit our growth potential.

Crop yields may be affected by increased presence of pests such as coffee borer beetle.

Crop yields may be affected by unexpected changes in weather or natural conditions, such as too little or too much rainfall or volcanic eruption.

Drying times may be prolonged due to heavy rains. This could slow down production times.

A high-yield season in our growing area may impact production times due to high demand for third party production services such as parchment removal, picking assistance, and packing.

Marketing campaigns may not stimulate sales orders. Effectiveness of promotional campaigns may not drive demand as hoped, or may not yield orders as quickly as hoped.

Sales calls to specialty retailers, restaurants, hotels, and other third party resellers may not yield orders to the extent anticipated.

Sales in foreign markets may not accelerate as anticipated. We intend to emphasize direct and reseller channels for Asia, Europe, and the Gulf States.

In the event of a large spike in demand, we believe access to additional beans can be scaled from neighboring growers, however there is some unpredictability to pricing of raw cherry on the supplier market in Kona.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Increase capacity and yield:

Includes planting additional coffee trees 1-2 acres at Anikona Farm, land leasing coffee producing property to add another 2 acres coffee

Currently, we handpick 4,000 lbs of coffee per year, aiming to increase to 12,000 lbs per year

---

If we raise: **$65,000**

Use of Proceeds: Operations, service, staff:

Includes farm management, picking teams, various services including pulping, drying, parchment hulling and grading, roasting, bagging

If we raise: **$80,000**

Use of Proceeds: Marketing and advertising:

Includes promoting Anikona Farm in high-end magazines in US and Asia, artwork and design,anikona.com updates and maintenance, possible marketing travel to Tokyo, Shanghai and Seoul

---

If we raise: **$100,000**

Use of Proceeds: Equipment:

Includes investment in more efficient pulper to enhance throughput speed (we pulp thousands of pounds of coffee, there is a time sensitivity to have done quickly right after picking to ensure quality and taste)

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met

after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 3% of its net income to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting one year from the Date of Loan. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may be modified with the written consent of the holders of a majority-in-interest of the principal amount of the promissory notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock				No
Debt Securities			Choose	No
Other				
			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	

Options:

Other Rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Company is offering promissory notes which are unsecured obligations that hold no voting rights relating to the operations of the Company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to incur additonal debt in the Company that could be senior in right of payment to the promissory notes. The additional debt could also be secured by some or all of the assets of the Company. In the event that the Company were to default on any such senior debt, the senior lenders may have superior rights and claims than holders of the promissory notes. The senior lenders could also impose restrictions on the Company's payment obligations on the promissory notes sold in this offering until the senior obligations are paid.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the promissory notes in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, Aniko and Christopher Somogyi may make decisions with which the Investor disagrees, or that negatively affect the value of the promissory notes solde to Investor in this offering, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investors in this offering.

For example, the principal unitholders may change the terms of the operating agreement for the Company, exercise the Company's right to defer payments under the promissory notes, change the management of the Company, and change the Company's business plan or strategy. The principal unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the promissory notes sold in this offering. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholders have broad rights to distribute income to themselves and enter into transactions personally with the Company. For example, the principal unitholders could purchase property and lease it to the Company at above market rates. Such decisions may not be favorable to the Investors in this offering and could damage the Company's ability to continue as a going concern and satisfy the obligations under the promissory notes.

Based on the risks described above, the Investor could lose all or part of his or her investment in the promissory notes being sold in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The promissory notes being sold in this offering have not been valued by Compnay. They are being issued in the face amount of their principal amount. There is no secondary market for the promissory notes to be resold and they represent a right to receive repayment of the principal amount plus up to an additional 50%.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company that purchases a promissory note sold in this offering will not hold any equity position in the Company, and thus will have no ability to control or influence the governance and operations of the Company. There will be no secondary trading market for the promissory notes being and the investment will be limited to the contractual rights. Investors in this offering will have no residual rights to the value of the Company beyond repayment of the principal amount of their promissory note plus 50%. The purchasers of the promissory notes are not entitled to make any follow-on investment in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of debt. Following the closing of this offering, the Company may incur additional debt, which may be secured by the assets of the Company and senior in right of payment to the convertible notes sold to Investors in this offering. The Investors in this offering do not have any contractual rights to participate in any such offerings of debt or equity investment in the Company. The amount of additional financing needed by the Company, if any, will depend upon the results of operations and business objectives of the Company. The lack of an opportunity to make a follow-on investment investment in the Company, may result in substantial impairment of the Company's ability to satisfy its obligations under the promissory notes being sold to Investors in this offering.

A sale of the issuer or of assets of the issuer. Investors will no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, Investors must rely upon the executive management of the Company to manage the Company so as to maximize revenues to generate an ability to satisfy its obligations on the promissory notes. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Managers of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. For example, the principal unitholders could purchase property and lease growing rights to the Company at above market rates. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No outstanding loans.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

The financial condition of the issuer is early stage. The business is new, having only recently begun first sales from the first harvest.

We rely on our own crops as well as those from neighboring properties. We have been entirely self funded over the last year, our first of formal operations. Liquidity and capital resources have been dependent upon capital contributions in cash, labor, inventory, and equipment by the LLC owners to date.

With this funding, we seek to acquire additional crop access and processing equipment. We also seek to invest in promotion, inventory, labor, intellectual property, and R&D. Additional such investments are intended to be driven by momentum of revenue generation from sales.

Results of Operations 2016

Over the course of 2015 and 2016, Anikona Farm has continued to invest in its operations and growth. During 2016, Anikona invested over $60,000 to purchase equipment, strengthen farm management, and increase picking and processing capabilities. We witnessed growth in production three times that of 2015. Revenue in 2016 tripled from 2015 and we anticipate this growing substantially in 2017 based on promotional activities and further investments. Historically 2015 to 2016, Anikona invested $104,600 into the business.

A few highlights for 2016:

- Successfully handpicked over 11,000 lbs of coffee so far; this is up from 4,000 lbs 2015
- Created Anikona half-page ad in May 2016 Alaska Airlines magazine
- Initiated discussions with Los Angeles gourmet cafe to sell Anikona coffee
- Developed interest from Helsinki, Finland high-end cafe to carry Anikona coffee
- Ensured highest quality production by carefully tending to coffee trees including pruning and applying organic fungus to prevent potential borer beetle damage
- Received various outstanding reviews including former Starbucks executive
- Currently in discussions with coffee distributor to carry Anikona coffee in large bags

Liquidity and Cash Flow 2016

Anikona has been self-funded to date without acquiring debt. Based on our revenue, 2016 cash flow was approximately $350 per month, but we are looking forward to growing this in 2017. We will travel to Finland December 2016 to explore the market as being the highest per capita coffee drinking region in the world. It is estimated that 16 million pounds imported coffee makes its way to Finland. Speciality coffee is on the rise in the Nordic region and we plan to meet with coffee connoisseurs and gourmet cafes to introduce Anikona 100% Kona coffee and the brand.

Run Rate

Our burn rate is approximately $5,500 per month with about $500 cash in the bank.

This burn rate includes farm management, coffee picking, processing and roasting. This also includes Anikona.com website maintenance and design work. During 2016, we invested in professional photographs of the farm as well as a professional video for the website. We are currently working on a "limited edition" Anikona bag for our customers in the new year. And we are excited to share our latest harvest in the next few weeks along with an Anikona mug.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Aniko Somogyi, certify that:

(1) the financial statements of Somogyi AgTech LLC dba Anikona Farm included in this Form are true and complete in all material respects; and

(2) the tax return information of Somogyi AgTech LLC dba Anikona Farm included in this Form reflects accurately the information reported on the tax return for Somogyi AgTech LLC dba Anikona Farm filed for the fiscal year ended 2015.

Aniko Somogyi
VP

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.anikona.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Aniko Somogyi
Christopher P. Somogyi



FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN ANIKONA FARM

Premium Kona coffee plantation in Holualoa, Hawaii

$0
raised of $50K goal

$100 min INVEST
Wefunder Portal LLC

Revenue Share
3% of net revenues | **1.5X** investment amount
Anikona Farm will pay investors 3% of net revenues until 100% of your principal is returned plus 50% on top. Payments will be made annually starting 1 year after the fundraise closes with the option to defer 1 payment period.

INVESTOR PERKS

$500+	1/2 lb (8 oz.) Limited Edition medium roast whole bean coffee
$1,000+	1lb (16 oz.) Limited Edition medium roast whole bean coffee + Anikona Mug
$10,000+	Lunch and Tour of Anikona Farm (travel not included)

"We grow and roast 100% kona coffee, the only coffee grown on U.S. soil. Our farm is located on the slopes of Hualalai Mountain, a dormant volcano. This location grants us the most ideal environment for growing Kona coffee—as a result, we yield nearly twice as much as the average Kona farm and that number is only growing. This year, we're set to triple our harvest to 12,000 lbs of premium Kona coffee to tackle the $24 billion specialty coffee market.



Chris Somogyi
, ANIKONA FARM

OUR AMBITION

We believe all coffee should be good coffee, and the rest of America is starting to think so, too. Nearly 48% of all coffee sold in the U.S. is now specialty coffee and 34% of U.S. adults drink specialty coffee everyday. And Kona is the only coffee born and raised in the United States. Most premium coffees who advertise as Kona only contain 15% or less Kona beans—but we sell 100% Kona bags for unadulterated flavor. Our goal is to elevate Kona as an American luxury for coffee lovers everywhere.

KEY FACTS

- 100% estate-grown coffee on the slopes of Hualalai Mountain, a dormant volcano.
- Estimated to triple harvest to 12,000lbs of Kona this October
- $24 billion worldwide specialty coffee market
- 34% of U.S. adults drink specialty coffee everyday
- $48/lb for bag of 100% Kona coffee
- Now shipping to U.S., China, New Zealand

anikona.com

FOOD RETAIL CAFE COFFEE FOOD TECH FARMING COMMUNITY FAMILY

WHY I LIKE ANIKONA FARM

One of the special things about the Big Island of Hawaii is the rich 100% Kona coffee grown on the island. During the past 20 years, we have sampled many Hawaiian coffees, but the most delicious we have ever tasted is the Kona coffee from Anikona Farm. At 2,000 feet above Kona town, Anikona Farm's coffee trees grow in rich volcanic soil on a dormant volcano. The beans are handpicked when they are the ripest red color, then processed with a lot of care and aloha to ensure a quality, estate grade coffee. We especially love their exquisite air roast process that brings out the coffee's delicious Kona flavors, without some of the burnt and smoky flavors that can happen during roasting. Our... READ MORE



Jon Kutler

CEO AND FOUNDER, ADMIRALTY PARTNERS, INC.

KONA IS THE CHAMPAGNE OF COFFEE

Most coffee brands that advertise as Kona only contain 15% Kona or less but we offer 100% premium, estate-grade kona. Every Kona bean is handpicked and roasted with meticulous care.


Waimea
Hilo
Kailua-Kona
Island of Hawai'i
Volcano
Kona Coffee Belt

Hawaii has the only coffee grown in USA.

The most fertile land for Kona is located on the Big Island of Hawaii, in a small strip of land called the Kona Belt. Anikona Farm is located in the Belt, on the slopes of a dormant volcano.

40%


34% of U.S. adults drink specialty coffee everyday
30%
20%
10%
0%
2008
2010
2012
2014
U.S. Specialty Coffee Consumption

Specialty coffee is on the rise.

The retail value of the U.S. coffee market is estimated at $30-32 billion dollars, with specialty comprising approximately a 37% volume share but nearly 50% value share.

ANIKONA FARM IS IN THE PERFECT LOCATION.

We produce 100% estate-grown coffee on the slopes of Hualalai Mountain, a dormant volcano. The soil is rich in lava minerals creating an incredible coffee with hints of cacao and a smooth finish. Our location at 2,000 feet provides the perfect growing climate for year-round production of world famous Kona coffee.







Volcanic Soil

Provides nutrients minerals that give the coffee a robust, rich flavor.

2000ft Elevation

Creates healthy climate for Kona to grow during all four seasons.

Rain & Shade

Gives perfect balance of rain and shade, not always available below the mountain.

Air-Roasted

Preserves the natural Kona flavor, without the smokiness of regular roasting.

TRIPLING OUR HARVEST

With our perfect climate and location, we have our main harvest in the Fall and have smaller sub-harvests in the Spring while other farms often only have one or two. And this year, we're set to triple our production in the fall to 12,000lbs of estate grade Kona with a guarantee to at least double our production.


12,000
10,000
8,000
4,000
2,000
0
12,000 lbs of Kona Coffee
Estimated Harvest in October, 2016
2014
2015
2016
Annual Coffee Harvest

$48
per pound of estate-grade Kona coffee

42%
gross margin per pound

10%
of harvest sold (only top estate-grade)

YOUR INVESTMENT WILL HELP US SCALE

We're ready to scale our business to accomodate the expected 12,000lb harvest this Fall and beyond. Your investments will help us purchase the necessary equipment to increase and improve production so we can start shipping beyond our current customers already in the U.S., China, and New Zealand.



Increasing Acreage

Planting 800 more coffee trees, land leasing coffee producing property to add another 2 acres coffee



New Equipment

Increasing various services including pulping, drying, parchment hulling and grading, roasting, bagging


'S THE ISLAND

Marketing & Sales

Promoting in high-end magazines in US and Asia, artwork and design, website updates and maintenance

WHO WE'RE TARGETING



Gourmet Food Shops

We're speaking with boutique grocers as well as larger chains such as Whole Foods.



Luxury Hotels

We want to put our Kona coffee in hotels such as the Four Seaons and bed-and-breakfasts.



High-End Magazines

We'll be promoting in high-end publications in Asia, where American imports are rising.

WELCOME TO ANIKONA FARM!





We are delighted to share delicious 100% Kona coffee from our boutique family farm in beautiful Holualoa, Hawaii 2,000 feet above Kona town on the Big Island of Hawaii. We grow, handpick, and produce rich Kona coffee providing a farm-to-cup experience for our exclusive customers and guests.

We always had the dream to have a high-end Kona coffee farm, so we could provide delicious coffee grown in the United States. Our Hungarian grandfather, Colonel Julius, always said that it is important to work hard and have moments in-between to share with family and friends over a delicious cup of coffee. Back then he would hand-grind the coffee beans for the perfect cup of espresso. We still have our grandfather's antique coffee grinder to remind us to pursue dreams, work hard and savor the moments.

SHOW MORE

MEET THE FOUNDERS



Chris Somogyi

Provides general strategic consulting in product planning, technology, finance, and competitive analysis. Previously acting CEO of Etaphase, and general manager at Callaghan Innovation.



Aniko Somogyi

15 years experience in operations management, acquisition integration, and startup management as an exec with Microsoft. Founded a wellness startup before pursuing dream of a coffee farm.

DETAILS

– COLLAPSE ALL

What is Anikona Farm?

Anikona Farm is delicious, 100% Kona coffee. It's all hand-picked and estate grown on our family farm in Holualoa, Hawaii, located about 2,000 feet above the town of Kona. The volcanic soil and climate give an amazing, special, rich flavor to the Kona coffee and we actually think that the taste of aloha and Hawaii is brought to every cup. We leverage a global Ecommerce channel with additional, unique coffee-based products and we bring our customers an exclusive high-end, hand-crafted, farm to cup experience, essentially complimented with a strong and elegant brand identity.

What makes Kona coffee unique?

First of all, we're living on a dormant volcano so the lava essentially caresses these coffee trees. They grow in very rich lava rock. That essentially makes the coffee taste very rich, and it gets its nutrients and minerals from that lava. At our elevation, about 2,000 feet above Kona, the shade and rain are perfect for the coffee trees. There's a bit of a shade that comes across the trees that they just love, and they get an afternoon dousing of rain that is just the perfect amount. And the lava helps the drainage of the rain, too, so it's like a perfect symbiotic element for the Kona coffee.

But what makes it especially unique is we hand pick every single bean. We pick the coffee bean at that point when the coffee cherry has a beautiful glorious red coffee cherry color. It's all hand-selected so we can make sure that we're picking at the right time. That's very unique to Kona coffee as well.

Another major draw of kona coffee will be its homegrown origins. With the farm to table movement growing so much, I think we'll really be able to tap into that market. Nowhere else in the US is coffee grown except in Hawaii. Otherwise, it's coming from Brazil, it's coming from Vietnam and it's really a special distinguishing element to have a US grown coffee.

Why is it so important to have hand-picked coffee beans?

With coffee trees, one single branch might have different stages going on at one time, so if you went in and pulled everything off at one time, you'd also get green beans, coffee flower, etc. You need to be highly selective when you're picking. You have to be discerning and make sure that you pick only that red cherry. That's when it's ripest and has the best flavor.

When you don't hand pick the beans, the impact is extreme. At places like Folgers or Maxwell House, which typically use machine picked coffee beans, they're not getting uniformity in the maturity of each bean. Some will be a little young, some a little old, and so you're really not getting this high quality consistency. And if you're picking with a human eye and hand, you're able to discern whether a coffee bean has been damaged by a pest or something. You do do your first quality control right then and there in the field.

How'd you get started growing coffee?

Chris and I bought this little coffee farm in Holualoa, Hawaii while we were working in the tech industry, living in Silicon Valley and Seattle. However, it wasn't until last year when we really decided to live on the farm full-time. That was when we decided to do our first harvest.

We have about 800 trees. We hand picked 4,000 pounds of coffee. We learned about the whole process. We got to know pickers. We got to know people who could help us dry the beans. We got to know the little local Holualoa Kona Coffee Mill and we embarked upon this journey and this dream. Last year was a great year for us, actually producing coffee for the first time.

We ramped up really quickly, and started developing our brand and our website, and getting some really key customers toward the end of the year. For me the greatest joy is when someone says, "I'm up in the morning and it's sunrise and I'm about to have my conference call and we're sipping our Anikona Farm Kona coffee and we're enjoying it." To me that brings the greatest enjoyment because we're sharing the overall farm to cup experience. That's kind of the dream.

What made you so passionate about growing coffee?

My love of coffee runs really deep, and comes from my family. My grandfather, a Colonel in the Hungarian Army, had an especially significant impact in why I love coffee so much. He was a very elegant gentleman and had amazing stature. He would find that the flavor and the aroma of the coffee evoked a certain element in his day, and the coffee became part of his daily, almost daily culture.

Coffee was this critical thing for him, and when I think about my grandfather, I always relate him so closely with coffee. When we share coffee and we share aloha and we hand pick, all the love that goes into that - I actually feel like we're sharing a lot of that daily happiness. Being around my grandfather, being around family, sipping together, talking, listening to his voice - it's really fun how sometimes a memory can bring you back. For me it's a little bit about the coffee that brings me back. All this ultimately taught me to do your best in life and work hard, to savor the individual moments. Growing and making coffee is really just a celebration of process and the work that goes into creating something amazing.

What was it like to drop everything and start this coffee farm?

Most of our lives, we were living in the hustle and bustle of Silicon Valley and Seattle, and along with that there's been a lot of urban stuff to cope with. There's a lot of sitting in traffic, just a lot of siren noise, a lot of cement. There's a lot of stress at work and at home and you have to kind of work hard to find peaceful, pleasant tranquil moments.

We were attracted to this property because we wanted to have greenery and we wanted to hear the birds. Up where we are now, you don't hear any modern sounds. We have beautiful trees, great flowers, a gorgeous sunset every evening and kind of unique to this area, every afternoon we typically have a little shower and then the mist rolls in. We have this sort of canopy of clouds that shade us and our coffee plants, but we can see down at the shore at the city of Kona, bright and sunny down there.

We love to share Anikona Farm. We really do. I would say that one word that comes to my mind when we actually were able to find this little property. It was "gratitude." That is the first thing I felt, gratitude, to be able to experience it and to share it, and just to celebrate good, simple moments and family times.

Can you describe the process for growing and roasting your coffee?

The whole process looks like this: you pick at the ripest time, the "red cherry". Then you actually remove basically the red cherry "skin" in a process that's called pulping. That's done right away. The next thing you do is you wash the beans and you ferment them a little bit. Then you dry them in the sun if you can for about 10 to 14 days. After that there's a parchment on the bean, which is this special papery exterior that the grader will remove. What's left is the green bean, and that's given a grade by the roaster and then roasted for sale.

For large harvests, we'll use the Holualoa Kona Coffee Mill because they have a distinguishing roasting technique. In addition to a traditional roast, which gives the smoky flavor we usually taste in coffee, but then also an air roast that can all the pure taste of the Kona coffee to come through without any of that smokiness.

How is Anikona Farm coffee different from other Kona coffees in the market?

On the mainland, whether you're at Starbucks or Costco or at some fancy boutique or specialty food store in Charlottesville or something, if you see the word "Kona coffee" at all, you're typically seeing a Kona blend. That means there's just a tiny amount of Kona coffee in there, mixed in with stuff from somewhere like Mexico or Brazil or Guatemala. That's almost like saying, "Oh, well here's this really fine Napa wine, this premium Stags Leap wine or something, and 5% of the bottle is Stags Leap. The other 95% is this stuff we bought in bulk from somewhere else." That blend doesn't really offer quite the same quality or experience, so we think that Kona coffee really deserves to only be consumed in its pure form and not cut with other stuff.

We're not the only farmers with 100% Kona coffee, but most of the farmers here don't have their own brand cultivated around their coffee. Most of them, especially the bigger ones, just sell to buyers who typically blend it with other coffee beans. Or, they'll sell the pure kona coffee just in Hawaii and maybe a few specialty stores on the mainland. So while there are other coffee makers making great, quality coffee, very few of them have the ambition that we do. We're really looking at the brand and marketing of our coffee, especially at an international level.

Who are your competitors?

We love celebrating the Kona coffee community here on the Big Island of Hawaii. There are a few large farms and some boutique farms, totally about 2,000 acres of kona coffee. They all do a great job, but what we do differently is expand internationally. We're aiming to target the US high end coffee market, and eventually introduce Kona coffee to Asia and other international markets. More specifically, our innovation comes in our B to C Ecommerce channel. We want to work with some select specialty food retail channels, promoting the brand as an exclusive luxury. We're also hoping to expand beyond the coffee itself, maybe going into food or even cosmetics using the Kona coffee bean.

What are the next steps for Anikona?

The monetary target for the next 3 years or so is to have a couple million dollars in revenue, but getting there will definitely be an interesting process.

The first thing is to build a big brand presence. We started that effort in May, when we placed advertising in Alaska Airlines Magazine, because that month's issue was focused on Hawaii specialty food. We've also been invited to share Anikona coffee samples at some exclusive publicity and celebrity events in Los Angeles in the next few months. We're ramping up for that, and also looking into doing the same at other events, like fashion shows.

We're also going to be looking into acquiring additional acreage. We have a 5 acre farm right now, and we're also hoping to expand a bit. This won't be too hard; we're in the coffee belt. We'd love to lease property that has already some coffee trees. One option is to buy the coffee "red cherries" already picked from another farm, and then go through the processing ourselves from there. But what we want to do is back up and make sure that the trees are tended to beforehand, that things are picked properly, etc. We want to ensure that they're high quality. To do that, we'd like to plant more Kona coffee trees on our property as well as coffee trees possibly on our neighboring property and lease that. As I said, we have access to possibly leasing other coffee trees in the area, so increasing our capacity is definitely a goal in the next 6 to 12 months.

What is your vision for the company's brand presence?

We wanted to develop a real brand around our coffee, because here in Kona you can buy a lot of wonderful Kona coffee but it's all put in packages that look similar. Our packaging deliberately says, "This is a sophisticated, high-end brand that a lot of love has gone into." We're looking to mix both European elegant elements and the earthiness of the farm. We want customers who taste the coffee and look at the bag to know that there's something special going on here.

What's the market rate for Kona coffee?

Even within the quality of 100% Kona coffee, there's still different grades of coffee within that. On the low end, you can get it for about $18.00 a pound. The high end coffee is more expensive to produce, so people will charge a lot more for that - the highest I've seen is $100.00 a pound.

How is Kona coffee graded and where are you on that scale?

Typically, a mill or a roaster will be able to give the grade, and it's based on criteria like the size of the bean, density, and cosmetic issues from any damage in handling or from pests. Location and soil and rainfall will also affect the quality of the beans, but those factors don't have any official effect on on the grade given.

This last harvest, we had an expert grader go through our beans. We ended up with 3 different varieties of beans, all with different grades. We only sell the best- the "estate grade". When someone opens a bag of Anikona coffee, we often hear "your beans look beautiful and rich and robust." That's where you can really see our quality.

Where does your average estate grade bean fall in that $10.00 to $100.00 a pound? Where do you guys sit in comparison?

We priced it to reflect the high quality at $48.00 a pound, which is sort of right there where it should be. As a comparison, I've seen Starbucks offer their Kona coffee for $65.00 a pound when they can get it. We priced it right around where we could demonstrates a product that has had a lot of quality put into it, but still somewhat accessible.

Tell us about what is the cost of goods that goes into that pricing, so what do your margins look like?

The process before roasting consists of paying for the labor of picking, pulping, and drying the beans, which usually comes out to around $1.30 per pound. Then you roast the beans. If we're doing a large harvest, we'll use the Holualoa Kona Coffee Mill, who has a special distinguishing roasting technique that allows the pure taste of the Kona coffee to come through. This will cost us about $1.00 a pound or so.

They offer a traditional roast, which gives the smoky flavor we usually taste in coffee, but then also an air roast that can all the pure taste of the Kona coffee to come through without any of that smokiness. You get this really pure essence, and that'll cost about $1.00 a pound or so.

The packaging costs us from $1.00 to $1.50 a bag right now, though that's when we order in small batches. We pay a lot of attention to the packaging, and add little things like a re-seal clip to keep the coffee beans fresh, and that'll be like $0.15 a bag. The actual process of packaging at the mill is usually $0.35 a pound.

In total, our cost comes out to around $18.00 a pound.

How big is the high-end coffee market? And how big is your customer base?

Over 2 billion cups of coffee are consumed worldwide every day. This is a tremendous market. 19 billion pounds of coffee are produced annually to actually somehow fill the 2 billion cups of coffee consumed every day. The coffee market worldwide is probably roughly about $100 billion a year market.

Premium coffee definitely has it's place within this market, and not just in the US markets. Coffee is the 2nd largest commodity market in the world after crude oil- bigger than sugar and corn and goal. It's the world's most ubiquitous, semi-addictive substance, right? I think it's kind of fair to say that civilization kind of runs on coffee.

We look at how the wine industry has gone. We're old enough to remember that in America, the idea of drinking wine was kind of weird. You'd have to be like a monk to drink wine. Just the way it's bloomed into such an incredible industry and the way it's been differentiated, there's now thousands of wineries. There's all kinds of price points. I think it's fair to say coffee is ready for that.

And when you take that into an international context, we've seen luxury coffee become really popular. It's accepted as a status symbol in Asia, and it's growing particularly strong in the Asian market as a result. We think it's a tremendous opportunity to try and expand into those markets. And we think the popularity there will follow the same trajectory that made China now the biggest market for wine in the world.

What are some challenges you're facing right now?

Getting our brand out to potential customers is our major goal right now. We're going to have to spend handsomely on marketing and advertising in both digital and print, and really achieve brand recognition. When we've done that, we can fill in our offerings with additional products in peripheral industries to coffee. One of the things we've been working on is cosmetics, actually, and we already have a patent for a particular way to process a coffee by-product into a cosmetic.

On the production side, I think there's a lot of scalability here. Once orders come up, I think we're going to see that our current land won't be enough, and that's when we can backfill with buying coffee from neighbors and really easily scale up production.

What were you doing before you moved to grow coffee full time?

Chris's background is in biomedical engineering with an MBA. He worked at Stanford representing their technologies, and started several high tech companies himself- everything from tissue engineering to photonics. He's got about 13 patents, in everything from software to chemistry.

Aniko worked at Microsoft for 13 years, running their International Business network managing the localization of products for international sale. She also has a background with start-ups, including one focused on wellness called Wellaroo.

Really though, this coffee farm has always been our dream so we're here just basically appreciating the opportunity to embark on our dream and our journey, Anikona Farm.

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1. A downturn in econcomic conditions could adversely impact the market for premium coffee products such as ours.

2. Larger, more recognizable coffee and food companies, with significantly greater financial and marketing resources, could decide to enter our super-premium market, which could harm our sales.

3. Growth in the premium coffee market (and other factors that drive up property values in our area) could make it harder and more expensive for us to secure rights to additional land for expansion capacity, which... READ MORE

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Aniko Somogyi

3rd

Managing Director at Somogyi Ventures LLC

Greater Seattle Area | Computer Software

Current	Somogyi Ventures, LLC
Previous	Wellaroo Inc, Wellness and Health Startup, Microsoft
Education	Stanford University

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128 connections

https://www.linkedin.com/in/aniko-somogyi-86587520

Contact Info

Background

Summary

Aniko Somogyi has over 15 years experience in operations management, acquisition integration, software localization and international partner contracts, export licensing, team management and development, international subsidiary relations, entrepreneurship and startup management.



Aniko S. CV 2016

Experience

Managing Director
Somogyi Ventures, LLC
2005 – Present (11 years) | Hawaii, Seattle

Acquisition integration, investments, startups, startup incubator consulting, Anikona coffee farm operations and Somogyi AgTech LLC management

Cofounder
Wellaroo Inc, Wellness and Health Startup
2008 – 2012 (4 years) | Seattle, WA

Managed operations of wellness website startup including hiring, budget, tax and legal requirements. Member of Board of Directors.

Director
Microsoft
1996 – 1999 (3 years) | Seattle, WA

Director, Microsoft International Business Network, Microsoft Corporation
Managed International Business Network team of 25 employees located in Redmond WA, Asia and Europe. Managed 30 global partners worldwide to localize Microsoft products in over 26 languages. Team responsible for localization contract negotiation and quality assurance totaling more than $80 million in localization investment. Developed and analyzed business cases to review languages required per product.

Manager, International Programs
Microsoft
1993 – 1996 (3 years) | Seattle, WA

Manager, International Programs, Microsoft Corporation
Organized Subsidiary Management Program to incorporate global development requirements into single code stream enabling rapid international version release and efficient technical support. Analyzed product group requirements, proposed program management job descriptions, determined headcount requirements. Created reporting structures and implementation plan for all subsidiaries.

Manager, Operations, Microsoft Corporation

Microsoft

1987 – 1993 (6 years) | Silicon Valley, CA

Manager, Operations, Microsoft Corporation
Integrated acquired PowerPoint team 1987 as first acquisition for Microsoft. Managed operations, human resources, hiring, employee morale, communication with Microsoft headquarters and international subsidiaries. Developed international marketing strategy for PowerPoint and promoted PowerPoint with global customers.

Associate, Export Licensing, Microsoft Corporation

Microsoft

1986 – 1987 (1 year) | Seattle, WA

Associate, Export Licensing, Microsoft Corporation
Managed export licensing responsibilities including working with US Goverment to complete export licenses, processes and requirements. Decontrolled export licensing of software. Managed export licensing of Microsoft Hardware and Mouse.

Skills

Top Skills

9	Start-ups
8	Strategy
7	Management
7	Project Management
4	Program Management
3	Entrepreneurship
3	International Business
2	Strategic Partnerships
2	Mergers & Acquisitions
2	Wellness

Aniko also knows about...

2 Leadership | 1 Business Strategy | Product Management | Business Development

Education

Stanford University
Master's degree, Russian and East European Studies, International Relations
1982 – 1983

Stanford University
Bachelor's degree, International Relations and Affairs
1978 – 1982

Activities and Societies: Attended Stanford Overseas Studies Program Vienna, Austria

Additional Info

- **Interests**

SCUBA certified, Microsoft Alumni Association, Fluent Hungarian, Stanford Fundraising Campaign Seattle Committee

- **Advice for Contacting Aniko**

Email:
anikomsomogyi@gmail.com

Hawaii address:
75-1181 Keopu Mauka Drive
Holualoa, HI 96725

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Julie Billett

Managing Broker, CRS, ABR

"We have worked with excellent Real Estate Brokers, but Julie Billett definitely stands out. She did an incredible job from start to finish on selling our parent's Woodinville home. Julie, and her assistant Kelly, prepared and beautifully staged the house, and sold it in 1 day after listing! Julie also helped our elderly parents through the entire closing process in such a... **more**

June 15, 2014, Aniko was Julie's client

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Higher Education
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Schools

Stanford University
San Francisco Bay Area
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Chris Somogyi

Executive

United States | Medical Devices

Current ScaleOut Software, Anikona Farm, Etaphase, In

Previous Etaphase, Inc., Callaghan Innovation, Auxin Inno

Education University of Washington, Michael G. Foster Sch

Message Chris

https://www.linkedin.com/in/chris-somogyi-7944ab9

Posts

Published by Chris



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April 19, 2016



Is Fast Data Satisfying ?
December 16, 2015

Background

Experience

Strategy Consultant
ScaleOut Software
June 2015 – Present (1 year) | Greater Seattle Area

General strategic consulting in product planning, technology, finance, and competitve analysis. ScaleOut is a provider of enterprise solutions software for very large scale memory and real-time business operations.

Owner
Anikona Farm
January 2013 – Present (3 years 5 months) | Holualoa, Hawaii, USA

www.anikona..com

Premium, hand-picked 100% Kona coffee grown on the slopes of active volcano, Mount Hualalai, on the Island of Hawaii, at 600 meters elevation. The perfect climate and soil for the world's best coffee.